Exhibit 23.3

September 7, 2022

To: Lemeng Holdings Limited (the “Company”)
Unit 408, 4th Floor, Building 51

No. 63, Zhichun Road Haidian District,
Beijing China 100089

Ladies and Gentlemen:

We hereby consent to the reference of our opinions in relation to PRC legal matters in this Registration Statement on Form F-1 of Lemeng Holdings Limited, which appears in this Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in such Registration Statement.

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Signature Page of Consent Letter

Yours faithfully,

/s/ Jingtian & Gongcheng

Jingtian & Gongcheng